Exhibit 10.1

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

APPENDIX 1

CORPORATE REFORMS TERM SHEET

Blue Coat Systems, Inc.

Blue Coat Systems, Inc. (the “Company”) agrees to adopt or maintain the corporate governance measures, policies and procedures described below no later than sixty (60) days from the execution of the Stipulation of Settlement and shall maintain them for no less than five (5) years; provided, however, that revisions consistent with the intent of these governance practices may be made to accommodate changes in business requirements and operation.1/

The Corporate Governance Reforms described below will be implemented by the Company in the following documents: (1) Corporate Governance Guidelines, (2) Audit Committee Charter, (3) Compensation Committee Charter, (4) Nominating/Corporate Governance Charter, (5) Stock Option Committee Charter, (6) Equity Award Policy, (7) Related Person Transaction Policy, and (8) Insider Trading Policy. Within (60) days from the execution of the Stipulation of Settlement, the Company shall post each of these documents to the Investor Relations section of its website. In the event any of these documents is modified, the Company will post revised copies to the same location within fourteen (14) days after the modification is made. Any determination to significantly modify such Corporate Governance Reforms shall be approved by a majority of the independent members of the Board and shall be documented in the minutes of meetings of the Board.

I.	CORPORATE GOVERNANCE REFORMS

A.	Compensation Practices

1.	Policies and Procedures

a.	If the Company is required to restate any interim or annual financial statement included in a report on Form 10-Q or Form 10-K, and if the Company’s Chief Executive Officer (‘CEO”) and Chief Financial Officer (‘CFO”) previously received any form of compensation that was determined on the basis of that incorrect financial statement, and there is a finding by a majority of the members of the Company’s Board of Directors (the “Board”) at the time of the restatement that such restatement was due to the recklessness or intentional misconduct of the responsible CEO or CFO, then the Company shall seek disgorgement of any portion of the bonuses or other incentive-based or equity based compensation related to such accounting restatement received by the responsible CEO or CFO from the Company during the 12 month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error.

1/	All references to numbers of shares in this document shall be appropriately adjusted for share splits or reverse share splits, or similar changes in capitalization.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

2.	Equity Awards

a.	The Company shall adopt and implement a policy dictating that all awards of options, restricted stock, restricted stock units or stock appreciation rights (“Equity Awards”), whether made to Board members, officers or employees, will be made on a predetermined schedule (e.g., Equity Awards to employees will be made on the third Thursday of the month; refresh Equity Awards will be made on the third Thursday of June; and awards to non-employee Board members will be made upon the conclusion of the Annual Stockholders Meeting).

b.	The Stock Option Committee may not

i.	grant Equity Awards to Section 16 officers, Board members or direct reports of any member of the Stock Option Committee.

ii.	grant options or SARs for more than 40,000 shares per recipient.

iii.	grant options that have an exercise price of less than 100% of the fair market value of a share of the Company’s Common Stock on the date of grant.

iv.	grant restricted shares or restricted stock units for more than 10,000 shares per recipient.

c.	When the Stock Option Committee grants Equity Awards to new hires (including employees of acquired companies), it shall approve the Equity Awards promptly after the employee’s first day of employment or after the accomplishment of any statutory, legal or administrative compliance requirements.

B.	Directors and Committees of the Board

1.	Composition of the Board

a.	At least two thirds of the Board members shall be independent directors. “Independence” shall be determined in accordance with the applicable rules of the NASDAQ Stock Market and the Securities and Exchange Commission.

b.	The Board shall appoint either a Chairman or a Lead Independent Director.

c.	The Chairman/Lead Independent Director shall be responsible for calling special meetings of the independent directors.

d.	Directors may sit on no more than four other public boards and the CEO may sit on no more than two other public boards.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

2.	Continuing Education of the Board of Directors

a.	Each Board member will attend a director education program or peer exchange provided by a recognized institute or organization (such as Stanford University, NACD or Corporate Board member magazine) that is at least one day in duration every three years and at least two directors shall attend such a program each year. The Company shall reimburse the expenses incurred in attending such training.

b.	Attendance at specialized update training by Board members in matters of corporate governance, executive and incentive compensation, and financial reporting, at the Company’s expense, shall be highly encouraged.

3.	Stock Ownership / Compensation Guidelines

a.	Each director and executive officer shall hold, directly or indirectly,

i.	At least 1,000 shares of Blue Coat common stock within twelve months after the commencement of service, and

ii.	At least 2,000 shares of Blue Coat common stock within twenty-four months after the commencement of service.

b.	The Company shall review annually the propriety of compensating non-employee Board members with stock options.

4.	Annual Stockholders Meetings

a.	All directors will be required to use their best efforts to attend Annual Meetings of Stockholders.

b.	Stockholders shall be allocated time to ask questions or have a dialogue with the Company’s Chairman, CEO and Board members at the Annual Stockholders Meeting. There shall be no requirement that questions be submitted in advance.

c.	The Chairman of each Board Committee shall be permitted to answer questions from stockholders relevant to such committee’s responsibilities and functions.

5.	Stock Option Committee

a.	The Stock Option Committee shall be comprised of the CEO of the Company and a second member of the Board who is deemed “independent,” as such term is defined by the rules of the NASDAQ.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

b.	The Stock Option Committee may approve the grant of Equity Awards at meetings of the Stock Option Committee (in person or by telephone) or by unanimous written consent.

c.	The Stock Option Committee will maintain minutes of each meeting that will document actions taken at such meeting.

d.	A complete list of proposed Equity Awards and their material terms shall be submitted at or prior to the meeting of the Stock Option Committee where they are to be considered.

e.	Unanimous Written Consents

i.	Any action by unanimous written consent of the Stock Option Committee must include a complete list of Equity Awards and material terms.

ii.	The unanimous written consent must show the date(s) on which it was signed and will not be effective until the date of the last signature on the unanimous written consent, or e-mail approval thereof, or a specified date thereafter.

iii.	If approval of an Equity Award is provided by the Stock Option Committee member via email, the email shall be filed with unanimous written consent and must show the date when the approval email was sent.

iv.	All unanimous written consents shall be filed with the minutes of the meetings of committees of the Board.

6.	Compensation Committee

a.	Membership:

i.	The Compensation Committee shall consist of at least two directors selected by the Board and determined by the Board to be “independent” in accordance with the applicable NASDAQ Stock Market rules.

ii.	If the Committee is composed of at least three members, one may be non-independent provided an exception to the NASDAQ rules is applicable.

b.	A Chairman of the Compensation Committee will be designated by the Board of Directors and will be an independent director.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

c.	The Compensation Committee shall establish and review the Company’s Equity Award Policy on an annual basis.

d.	The Compensation Committee shall approve the grant of Equity Awards only at a meeting of the Compensation Committee (in person or by telephone). No Equity Awards can be granted by the Compensation Committee through unanimous written consent (although the Compensation Committee may take other action by unanimous written consent).

e.	The Compensation Committee shall be composed of directors who were not on the committee during either of the Company’s fiscal year 2004 and fiscal year 2005.

f.	The Compensation Committee will maintain minutes of each meeting that will document all actions with respect to Equity Awards taken at such meeting.

g.	Management must submit a complete list of proposed Equity Awards and their material terms at or prior to the meeting of the Compensation Committee at which they are to be considered.

h.	The Compensation Committee shall notify those Board members not then serving on the Compensation Committee (and who did not attend the meeting at which the award was approved) of the approval of any Equity Award to a Section 16 Officer. Such notification shall be provided within a reasonable time of the approval and may be provided at a duly convened meeting of the Board or by email or by phone.

i.	For each fiscal year, following the approval by the Board of the Company’s annual business plan, the Compensation Committee shall adopt an annual budget for the grant of Equity Awards, with guideline amounts for the number of shares and types of awards based on the individual’s position, salary grade, ranking and other such factors as the Committee deems advisable. The budget shall specify guideline amounts for Equity Awards in the categories of new hires, promotion, and annual refresh grants.

j.	The compensation of non-employee Board members shall be reviewed annually by the Compensation Committee and any recommendations of the Compensation Committee will be submitted for discussion and action by the full Board of Directors.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

k.	The Compensation Committee shall review and authorize all employment, compensation, benefits, change-in-control or severance agreements or plans entered into between the Company and any of its current or former executive officers or, as appropriate, other senior management.

l.	The Compensation Committee shall monitor compliance by senior management, directors and executive officers with the Company’s program of required stock ownership.

m.	The Compensation Committee shall review and discuss with management the Company’s Compensation Disclosure and Analysis required by the SEC and shall determine whether to recommend to the Board that it be included in the Company’s annual 10-K, proxy statement or information statement on Schedule 14C.

n.	The Compensation Committee shall conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with its charter.

o.	The Compensation Committee shall review and assess annually the adequacy of its charter and recommend amendments, if any, to the Board.

p.	Oversight of the Company’s Equity Plans

i.	The Compensation Committee shall monitor compliance by management with such rules, policies and guidelines for the issuance of Equity Awards pursuant to such stock plans as the Committee or the Board may establish.

ii.	The Compensation Committee shall review the design and terms of, and recommend for Board action, any new stock plan proposed for adoption.

7.	Audit Committee

a.	The Audit Committee shall meet annually with internal personnel and independent auditors to review accounting for stock-based compensation and the Processes and Procedures described below, as they may be amended from time to time.

b.	Members of the Audit Committee cannot have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

c.	Non-independent directors (in accordance with listing standards of the NASDAQ Stock market and SEC rules) will only be appointed to the Audit Committee under exceptional and limited circumstances, provided there is an applicable exception to the NASDAQ rules and appropriate disclosure is made thereof.

d.	Every member shall meet the financial literacy requirements of NASDAQ.

e.	A chairman of the Audit Committee shall be designated by the Board of Directors.

f.	The Audit Committee shall review and update the Committee’s charter on an annual basis.

g.	Oversight of internal controls and risk management:

i.	The Audit Committee shall inquire of, review and discuss with management and the auditor any major financial risk exposures and assess the steps and processes management has implemented to monitor and control such exposures.

ii.	The Audit Committee shall review and discuss with management and the Company’s auditor any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting or disclosure controls and procedures.

iii.	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters.

h.	Oversight of Financial Reporting and Auditing

i.	The Audit Committee shall resolve any disputes between management and the independent auditor regarding financial reporting.

ii.	The Audit Committee shall discuss with management the Company’s communications with financial analysts and the investment community, including as conducted under the Investor Relations Policy, principal messages to be conveyed in the Company’s earnings press releases and related conference calls, financial information and earnings guidance provided to financial analysts and rating agencies, and the dissemination of financial information not involving presentation of financial measures in accordance with GAAP.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

i.	Legal and Ethical Compliance

i.	The Audit Committee shall review material litigation matters and the Company’s establishment and release of reserves with regard to material litigation and possible claims.

ii.	In accordance with, and to the extent provided by, the Company’s Related Person Transaction Policy, the Audit Committee shall review all Related Person Transactions (as defined in such policy) and, as appropriate, approve or ratify such transactions.

C.	Insider Trading Committee

1.	The Audit Committee shall appoint a committee consisting of at least two members of senior management (which initially shall be the CFO and the General Counsel), which committee shall be responsible for ensuring compliance with the Company’s stock trading and investor relations policy. That Committee will be designated the “Trading Compliance Committee,” and will be responsible for developing (with Audit Committee involvement), presenting to the Board for approval, and monitoring and updating (with Audit Committee involvement and approval) a comprehensive program (the “Trading Compliance Program”) designed to ensure compliance with the Company’s trading policies. The Audit Committee will be responsible for direct oversight of the Trading Compliance Program and the Trading Compliance Committee, and the members of the Audit Committee will have direct access to the Trading Compliance Committee, including the opportunity to meet with the Trading Compliance Committee outside the presence of any other member of management. At least once yearly, the Audit Committee will receive a report from the Trading Compliance Committee outside the presence of any other members of management. In addition to the above:

a.	The Trading Compliance Committee shall be responsible for pre-clearing in writing all transactions by the Company’s directors or those employees subject to §16 (hereinafter “Restricted Persons”) of the Securities Exchange Act.

b.	During any period while the Company is actively acquiring shares through a Company-funded open market stock buy-back program, no Restricted Person shall be permitted to sell stock including under a Rule 10b5-1 Plan.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

c.	Except for trades permitted under an approved Rule 10b5-1 Plan and not prohibited under item (b) above, all trades by a member of the Trading Compliance Committee shall be pre-cleared in writing by the other member of the Trading Compliance Committee and by either the CEO or the Chairman of the Board (or Lead Independent Director).

2.	Any failure by a Restricted Person to comply with the Company’s trading policy shall result in appropriate sanctions, including, as appropriate, disgorgement by the individual to the Company of all profits from the transaction or termination.

3.	Restricted Persons shall be prohibited from directly or indirectly engaging in “short” transactions involving the Company’s stock or engaging in “put” or call transactions involving the Company’s stock.

II.	PROCESSES AND PROCEDURES

A.	Internal Controls

1.	The Company’s documentation and controls for annual, new hire, promotion and adjustment of Equity Awards will be as follows:

a.	New Hire / Promotion Equity Awards

i.	New hire and promotional Equity Awards will be determined based on Company guidelines, unless an exception is approved by the Compensation Committee.

ii.	Human Resources (“HR”) prepares a listing of recommendations of Equity Awards – this listing includes all new hires who are to receive Equity Awards as well as any existing employees who are to receive Equity Awards reflecting adjustments, including promotions.

iii.	HR confirms hire dates for new employees and eligibility of employees for promotion.

iv.	Once HR is satisfied the listing of recommended Equity Awards is accurate, HR sends the list to Stock Services.

v.	Stock Services assigns the vesting schedule and ensures compliance with Company guidelines for each grant and prepares the final listing of Equity Awards (the “Equity Exhibit”). The Equity Exhibit is then submitted to the Stock Option Committee or Compensation Committee for review.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

vi.	When the Stock Option Committee or Compensation Committee approves the Equity Exhibit, the Corporate Secretary, or the Secretary’s designee, emails to Stock Services and HR the minutes of the meeting or the UWC containing the approval of the Equity Exhibit.

b.	Annual Refresh Equity Awards

i.	HR initiates and manages the process for determining annual refresh Equity Awards to be awarded and works with senior management to determine proposed annual refresh Equity Awards.

ii.	HR sends the list of proposed refresh Equity Awards to the CEO and CFO for final review and approval.

iii.	After the CFO’s and CEO’s approvals have been obtained, HR sends the list of proposed refresh Equity Awards to Stock Services.

iv.	Stock Services assigns the vesting schedule and ensures compliance with Company guidelines for each refresh Equity Award and prepares the final listing of refresh Equity Awards (the “Equity Exhibit”). The Equity Exhibit is then submitted to the Compensation Committee. When the Compensation Committee has approved the Equity Exhibit, the Corporate Secretary or the Secretary’s designee, emails to Stock Services and HR the minutes of the meeting containing the approval of the Compensation Committee.

2.	The Company’s documentation and controls for entry of Equity Awards into Equity Edge and notification to Equity Award recipients will be as follows:

a.	Stock Services enters the approved Equity Awards into the Equity Edge database within two weeks following the date of grant.

b.	Stock Services prepares a review package that includes the Equity Exhibit and external pricing sources for option prices and provides this to the CFO.

c.	The CFO appoints a senior manager within the Finance organization (“Finance”) who checks each new Equity Award in Equity Edge against the Equity Exhibit and evidences his/her review and approval.

CONFIDENTIAL SETTLEMENT DOCUMENT

PURSUANT TO FED. R. EVID. 408

d.	Finance verifies that each option price conforms to the closing price on the date of the grant per an external pricing source (NASD listing or similar source) and verifies that the applicable Equity Award agreements have been uploaded to the stock brokerage service responsible for managing recipients’ accounts (“Broker Service”).

e.	After review by Finance, Stock Services records the approved Equity Awards to the Company’s equity accounting database and also uploads to the Broker Service.

f.	The Broker Service automatically sends a notice to each recipient informing her/him that s/he has an Equity Award and making available to her/him the applicable Equity Award agreement with the Company. Stock Services also sends a notification by email to all recipients.

g.	The recipient reviews notice of the Equity Award and accepts the Equity Award electronically or, for those countries in which online agreements are not implemented, by signing the paper document provided by Stock Services.

3.	The Company’s documentation and controls for modifications to option grants will be as follows:

a.	All requests to change an existing option grant are handled by HR. HR recommends all changes to Finance together with justification.

b.	The accounting charge for modifications to option grantees is calculated by Finance.

c.	The requested change in terms of the option grants, the accounting charge and the justification for the modification are reviewed by the CFO.

d.	The proposed stock option modification is then presented to the Compensation Committee for approval.

e.	Upon the Compensation Committee’s approval, the expense for the modification is recorded, and Stock Services enters the modified terms in the Company’s equity accounting database and provides the modification to Broker Services.

B.	Training

1.	Cross-functional training for personnel involved in making Equity Awards will be provided.